Exhibit 99.1

PRESS RELEASE

The Cigna Group Raises Long-Term Growth Target, and Launches New Innovative Solutions at 2024 Investor Day

Highlights:

•	Raises long-term average annual adjusted EPS[1] growth target to 10%-14%

•	Affirms 2024 adjusted EPS[1] guidance of at least $28.25

•	Announces solutions and innovations for some of the greatest health care challenges: GLP-1 spend, mental health care access and support, and access to biosimilars

BLOOMFIELD, Conn., March 7, 2024 — Today, global health company The Cigna Group (NYSE:CI), will outline its growth and innovation strategies at its 2024 Investor Day. In addition, the company is raising its long-term average annual adjusted EPS1 growth target to 10%-14% and is reaffirming its 2024 adjusted EPS1 guidance of at least $28.25.

“With a strong track record of impact and performance, we have purposefully built The Cigna Group to sustain our leadership in improving choice, access and affordability, and clinical outcomes,” said David M. Cordani, chairman and CEO of The Cigna Group. “Our success – and confidence in our future – stems from our proven ability to evolve our company to meet the changing market needs and create value for those we serve.”

The company is also announcing a series of innovative solutions that address some of health care’s greatest challenges:

•	Express Scripts by Evernorth, a leading pharmacy services provider, announced the industry’s first financial guarantee for GLP-1s, leveraging its deep supply chain expertise to help companies and other clients manage the rising costs of treating cardiodiabesity.
•	Evernorth Behavioral Health announced a new mental health practice that provides value-based, outcome-driven care through a simpler care delivery experience.
•	Evernorth Health Services plans to have a Humira biosimilar available for $0 out of pocket to eligible patients of Accredo, its leading specialty pharmacy, by the end of the year.

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EncircleRx Offers Industry-First Financial Guarantee To Manage Cost of GLP-1s

Evernorth is helping companies and client organizations manage the costly landscape of treating cardiodiabesity – the confluence of obesity, diabetes and cardiovascular disease - by launching the industry’s first financial guarantee for GLP-1s through EncircleRxSM. By providing financial predictability through a cost cap or savings guarantee, EncircleRx allows companies and organizations to better manage GLP-1 spend, which will help ensure access for eligible patients.

“Our industry-first financial guarantee offers employers and health plans greater predictability and control of their GLP-1 spend,” said Adam Kautzner, president of Express Scripts and Evernorth Care Management. “EncircleRx also gives employers and health plans access to our deep insights and clinical expertise to help ensure GLP-1s are accessed by patients who need them most – whether it’s to control their diabetes or achieve significant weight loss. Our clinically proven lifestyle modification program, coupled with GLP-1s, surrounds patients with support to help them achieve the best possible health outcomes.”

Expands Behavioral Value-Based Care With Launch of Evernorth Behavioral Care Group

Evernorth is launching a behavioral health practice to expand timely access to quality, in-network therapy. Evernorth Behavioral Care Group provides value-based, outcome-driven care through a simpler care delivery experience. The group is already treating patients in select states, with plans to scale fully by 2025.

Patients are guaranteed an appointment – either in person or virtually – within 72 hours of scheduling. This practice enables behavioral health clinicians to work with payers with greater ease, efficiency, and integration, reducing their administrative burden and empowering them to focus on patient care.

“The vast majority of people struggle to get help when they need it, and individual practitioners lack the tools and technology to make access easy and to measure quality,” said Eva Borden, president, Behavioral Health, Evernorth Health Services. “Evernorth is committed to building a care experience that quickly and seamlessly connects a patient with the right clinician, while empowering clinicians to focus on patient care by removing administrative burdens.”

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Plans To Have Humira Biosimilar Available at $0 Patient Out-of-Pocket Cost for Eligible Accredo Patients

In an important step toward driving significant long-term affordability and access, Evernorth Health Services plans to have a Humira biosimilar available for $0 out of pocket to eligible patients of its leading specialty pharmacy Accredo later this year.

“Biosimilars can help drive significant savings for health plans and patients,” said Matt Perlberg, president of the Evernorth Health Services pharmacy and care delivery businesses. “Because of the leading capabilities we have within Evernorth, our specialty pharmacy Accredo, and across the supply chain, we are uniquely positioned to make patients’ experiences as simple as possible. Accredo helps patients manage all elements of their specialty medication – from working with their health care provider, counseling on therapy, and administering their medications, to coordinating copay assistance and working with the patient’s health plan to secure coverage.”

Investor Day Webcast

The Investor Day will begin today at 8:30 a.m. ET and a live webcast of the presentation will be available at https://investors.thecignagroup.com/events-and-presentations/default.aspx in the Investor Relations section of The Cigna Group's website.

To listen to this presentation live on the Internet, visit https://investors.thecignagroup.com/events-and-presentations/default.aspx at least 15 minutes prior to the presentation to download and install any necessary audio software.

About The Cigna Group

The Cigna Group (NYSE: CI) is a global health company committed to creating a better future built on the vitality of every individual and every community. We relentlessly challenge ourselves to partner and innovate solutions for better health. The Cigna Group includes products and services marketed under Evernorth Health Services, Cigna Healthcare, or its subsidiaries. The Cigna Group maintains sales capabilities in more than 30 countries and jurisdictions, and has approximately 183 million customer relationships around the world. Learn more at thecignagroup.com.

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NOTES

1. Adjusted income (loss) from operations is a principal financial measure of profitability used by The Cigna Group’s management because it presents the underlying results of operations of the Company’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. Adjusted income from operations is defined as shareholders’ net income (or income before taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding net realized investment results, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income.

Management is not able to provide a reconciliation of adjusted income (loss) from operations to shareholders’ net income (including on a per share basis) because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders’ net income COULD vary materially.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on The Cigna Group's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected adjusted income from operations outlook for 2024 on a consolidated and per share basis; projected adjusted earnings per share outlook on a long-term basis business strategy and strategic or operational initiatives (including our announced solutions or initiatives for certain health care challenges); and other statements regarding The Cigna Group's future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as "believe," "expect,"

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"project," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our strategic and operational initiatives; our ability to adapt to changes in an evolving and rapidly changing industry; our ability to compete effectively, differentiate our products and services from those of our competitors and maintain or increase market share; price competition, inflation and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with physicians, hospitals, other health service providers and with producers and consultants; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing or industry pricing benchmarks; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of potential cyberattack or other privacy or data security incidents; risks related to our use of artificial intelligence and machine learning; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations, including currency exchange rates; risks related to strategic transactions and realization of the expected benefits of such transactions, as well as integration or separation difficulties or underperformance relative to expectations; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; uncertainties surrounding participation in government-sponsored programs such as Medicare; the outcome of litigation, regulatory audits and investigations; compliance with applicable privacy, security and data laws, regulations and standards; potential failure of our prevention, detection and control systems; unfavorable economic and market conditions, the risk of a recession or other economic downturn and resulting impact on employment metrics, stock market or changes in interest rates and risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our

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significant indebtedness and the potential for further indebtedness in the future; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.thecignagroup.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. The Cigna Group undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS CONTACT:

Ralph Giacobbe

860-787-7968

Ralph.Giacobbe@TheCignaGroup.com

MEDIA CONTACT:

Justine Sessions

860-810-6523

Justine.Sessions@Evernorth.com

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